AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FARMER BROS. CO.
(Exact name of registrant as specified in its charter)

Delaware	95-0725980
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

20333 South Normandie Avenue
Torrance, California 90502
(Address of Principal Executive Offices, including zip code)

Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan
(Full title of the plan)

With a copy to:
Michael H. Keown	Thomas J. Mattei, Jr.
President and Chief Executive Officer	General Counsel
Farmer Bros. Co.	Farmer Bros. Co.
20333 South Normandie Avenue, Torrance, CA 90502	20333 South Normandie Avenue, Torrance, CA 90502
310-787-5200	310-787-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum offering price per	Proposed maximum aggregate offering	Amount of
to be registered	registered (1)	share (2)	price (2)	registration fee
Common Stock, par value $1.00 per share	375,000	$26.74	$10,027,500	$1,165.20
(1)

This Registration Statement registers 375,000 shares of common stock, par value $1.00 per share (“Common Stock”) of Farmer Bros. Co. (the “Company”) pursuant to the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan, as further amended by the addendum to Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan effective December 5, 2014 (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, spin-off or recapitalization, stock dividend, stock split, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, or other like change in capital structure.

(2)
Pursuant to Rule 457 of the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on September 22, 2015 ($26.74). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”
This Registration Statement on Form S-8 is filed by Farmer Bros. Co., a Delaware corporation (the “Company”), to register 375,000 shares of its common stock, par value $1.00 per share (“Common Stock”), authorized for issuance under the Plan. The Plan is an amendment and restatement of the Farmer Bros. Co. 2007 Omnibus Plan (the “Omnibus Plan”), with respect to which the Company filed with the Securities and Exchange Commission (the “SEC”) on February 6, 2009 a Registration Statement on Form S-8 (SEC File No. 333-157169) (the “Prior Registration Statement”) to register 1,000,000 shares available for issuance thereunder. The total number of shares being registered hereby includes 125,000 shares of Common Stock that were available for issuance under the Omnibus Plan prior to its amendment and restatement in the form of the Plan and which were not previously registered. The contents of the Prior Registration Statement are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
All information required in the Registration Statement (other than the interests of named experts and counsel, the exhibits and the signature page) is set forth in the Prior Registration Statement, as described above, and is incorporated herein by reference.
Item 5.     Interests of Named Experts and Counsel.
Certain legal matters in connection with the Common Stock offered by this Registration Statement will be passed upon for the Company by Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP (“AFRCT”), 199 South Los Robles Avenue, Suite 600, Pasadena, California 91101. As of the date of this Registration Statement, one AFRCT attorney beneficially owns 8,176 shares of the Company’s Common Stock, and another AFRCT attorney serves as the Company’s Secretary.
Item 8. Exhibits.
The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 28th day of September, 2015.

FARMER BROS. CO.

By:	/s/ Michael H. Keown
Michael H. Keown
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Farmer Bros. Co., a Delaware corporation, do hereby constitute and appoint Michael H. Keown, President and Chief Executive Officer, and Thomas J. Mattei, Jr., General Counsel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael H. Keown	President, Chief Executive Officer and Director	September 28, 2015
Michael H. Keown	(Principal Executive Officer)

/s/ Mark J. Nelson	Treasurer and Chief Financial Officer	September 28, 2015
Mark J. Nelson	(Principal Financial and Accounting Officer)

/s/ Guenter W. Berger	Chairman of the Board and Director	September 28, 2015
Guenter W. Berger

/s/ Hamideh Assadi	Director	September 28, 2015
Hamideh Assadi

/s/ Randy E. Clark	Director	September 28, 2015
Randy E. Clark

/s/ Jeanne Farmer Grossman	Director	September 28, 2015
Jeanne Farmer Grossman

/s/ Charles F. Marcy	Director	September 28, 2015
Charles F. Marcy

/s/ Christopher P. Mottern	Director	September 28, 2015
Christopher P. Mottern

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation of Farmer Bros. Co. (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on September 16, 2014 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Farmer Bros. Co. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2011 and incorporated herein by reference).

4.3
Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (as approved by the stockholders at the 2013 Annual Meeting of Stockholders on December 5, 2013) (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2013 and incorporated herein by reference).

4.4
Addendum to Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (filed as Exhibit 10.30 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 9, 2015 and incorporated herein by reference).

5.1	Opinion of Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of this Registration Statement).